Exhibit 99.1

Interpace Biosciences Announces Second Quarter 2026 Financial and Business Results

●	Q2 Revenue of $9.1 million
●	Q2 Income from Continuing Operations of $0.3 million
●	Q2 Thyroid volume year-over-year increase of 6%
●	Q2 Thyroid revenue year-over-year increase of 9%
●	Trailing twelve-month thyroid revenue of $36.1 million, an increase of 11% on a comparable thyroid-only basis

PARSIPPANY, NJ, August 10, 2026 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (“Interpace” or the “Company”) (OTCQX: IDXG) today announced financial results for the second quarter ended June 30, 2026 and provided a business and financial update.

Interpace generated Q2 2026 revenue of $9.1 million on 9% year-over-year thyroid revenue growth, delivered $0.3 million of income from continuing operations or 3% of revenue, which included approximately $0.2 million of non-recurring professional fees associated with the Company’s strategic and corporate initiatives, and produced Adjusted EBITDA of $0.7 million, or 8% of revenue.

As previously disclosed, the Company discontinued its PancraGEN® pancreatic testing business in May 2025 and now operates as a thyroid-only molecular diagnostics company. Prior-year reported results therefore include PancraGEN revenue and related costs, while the Company’s current-year results do not. Reported year-over-year comparisons for the second quarter are affected by this change, and the Pro Forma prior-year results presented below exclude PancraGEN in order to show the underlying thyroid business on a consistent basis. Beginning with the third quarter of 2026, reported year-over-year comparisons will be presented on a directly comparable thyroid-only basis, as the prior-year comparative periods no longer include PancraGEN.

“Our second quarter results demonstrate continued growth in our thyroid franchise and the operational efficiency that has come with our transition to a thyroid-only diagnostics testing company,” said Chris McCarthy, Chief Financial Officer. “Q2 2026 revenue was $9.1 million as compared to $9.2 million in Q2 2025, and net income from continuing operations was $0.3 million in Q2 2026 as compared with a net loss from continuing operations of $0.5 million in Q2 2025. Q2 2026 thyroid revenue increased 9% year-over-year and gross margin expanded to 62% from 54% on a Pro Forma basis reflecting the discontinuance of our PancraGEN business. Adjusted  EBITDA improved to $0.7 million from $0.2 million in the prior year quarter on a Pro Forma basis . Adjusted EBITDA margin improved to 8% from 3% in the prior year quarter on a Pro Forma basis. These results reflect the strength of our ThyGeNEXT® and ThyraMIR®v2 platform and the consistent execution of our commercial team.”

McCarthy added, “Our debt-free balance sheet continues to support meaningful investment in laboratory automation and AI-enabled productivity initiatives across our workflow . Our thyroid laboratory automation moved into production during the second quarter, and we are scaling operating leverage in line with volume growth without a corresponding increase in headcount, which we expect will support continued margin expansion as the year progresses.”

“The second quarter demonstrates the durability of the business we built through last year’s transition and positions Interpace to build on this momentum through the remainder of 2026,” said Tom Burnell, President and CEO. “We see the same characteristics in Q2 2026 that defined our 2025 performance — disciplined execution, expanding clinical adoption, and a steady cadence of operational improvement. We continue to believe our combination approach — ThyGeNEXT® for mutation detection and ThyraMIR®v2 for microRNA pathway insights — gives physicians the confidence and clarity they need to make informed patient-management decisions.”

Business Highlights

●	Average thyroid revenue per test increased 3% year-over-year.
●	Days sales outstanding (DSO) improved 3% year-over-year.
●	Turnaround time improved 17% year-over-year.
●	Average volume per account increased 4% year-over-year.
●	Number of accounts increased 5% year-over-year.

Recent Developments

The Company will be adding a Chief Scientific Officer to its executive leadership team, effective September 8, 2026. The Chief Scientific Officer will develop and lead Interpace’s scientific and clinical strategy, including assay development, analytical and clinical validation, and evidence generation across the Company’s commercialized tests and its development pipeline. The appointment reflects the Company’s continued investment in its molecular diagnostics platform, including the pancreatic cancer program described below.

Pancreatic Cancer Program Update

Interpace is seeking to extend the next-generation sequencing and microRNA technology platforms behind ThyGeNEXT® and ThyraMIR®v2 into pancreatic cancer. The program design includes an extensive genomic panel and proprietary microRNA classification aligned with National Comprehensive Cancer Network (NCCN) guidelines. Together, these technologies are intended to provide decision-making support to clinicians, including medical oncologists, for pancreatic cancer detection, classification and neoadjuvant treatment selection. Analytical validation of the panel design is underway, with clinical validation and utility studies planned across 2026 and 2027, and reimbursement and launch activities to follow. This new product is in development, not yet available for clinical use, and has not been cleared or approved by the U.S. Food and Drug Administration. There can be no assurance that development will be completed on the anticipated timeline or at all, and the Company does not expect the program to contribute revenue in 2026.

Second Quarter 2026 Financial Performance

For the Second Quarter of 2026 as Compared to the Second Quarter of 2025 and Pro Forma 2025 Results:

●	Revenue was $9.1 million, a decrease of 1% from $9.2 million for the prior year quarter and an increase of 9% from $8.4 million for the prior year quarter Pro Forma .
●	Gross Profit percentage was 62% compared to 57% for the prior year quarter and 54% for the prior year quarter Pro Forma.
●	Operating income was $0.3 million versus an operating loss of $0.5 million in the prior year quarter and an operating loss of $0.6 million in the prior year quarter Pro Forma.
●	Income from continuing operations was $0.3 million versus a loss from continuing operations of $0.5 million in the prior year quarter and a loss from continuing operations of $0.7 million in the prior year quarter Pro Forma.

●	Income from continuing operations for the second quarter of 2026 included approximately $0.2 million of non-recurring professional fees associated with the Company’s strategic and corporate initiatives. These charges are excluded from Adjusted EBITDA.
●	Adjusted EBITDA was $0.7 million versus $0.4 million in the prior year quarter and $0.2 million in the prior year quarter Pro Forma.
●	Adjusted EBITDA margin was approximately 8% compared to approximately 4% for the prior year quarter and approximately 3% for the prior year quarter Pro Forma.
●	Q2 2026 cash collections totaled $8.8 million compared to $10.8 million in the prior year quarter and $9.1 million in the prior year quarter Pro Forma.

Year-to-Date and Trailing Twelve-Month Performance

●	Revenue for the six months ended June 30, 2026 was $18.2 million, an increase of 12% from $16.3 million for the prior year period Pro Forma.
●	Gross Profit percentage for the six months ended June 30, 2026 was 64% compared to 57% for the prior year period Pro Forma.
●	Income from continuing operations for the six months ended June 30, 2026 was $1.1 million compared to a loss from continuing operations of $0.2 million for the prior year period Pro Forma, and included approximately $0.5 million of non-recurring professional fees associated with the Company’s strategic and corporate initiatives.
●	Adjusted EBITDA for the six months ended June 30, 2026 was $2.3 million, or 13% of revenue, compared to $1.0 million, or 6% of revenue, for the prior year period Pro Forma.
●	On a trailing twelve-month basis, thyroid revenue was $36.1 million, an increase of approximately 11% over the comparable prior twelve-month period Pro Forma, on trailing twelve-month thyroid test volume growth of approximately 10%.

Management uses a non-GAAP Pro Forma income statement to help evaluate the results of our performance. The Pro Forma income statement for 2025 reflects the Company’s current business structure as a thyroid-only diagnostics testing company and excludes revenue and related costs from PancraGEN, which was discontinued in May 2025. These adjustments are presented for comparability purposes only and do not represent GAAP financial measures. Investors should review GAAP results alongside these pro forma figures for a complete understanding of performance. A reconciliation of GAAP and these pro forma figures is presented below.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provide clinically useful molecular diagnostic tests and bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has two commercialized molecular tests: ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next-generation sequencing assay and ThyraMIR®v2, used in combination with ThyGeNEXT®, for the diagnosis of thyroid cancer utilizing a proprietary microRNA pairwise expression profiler along with algorithmic classification.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward-looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the possibility that the Company’s estimates of future revenue, cash flows, and net income, as well as Pro Forma financial results and adjusted EBITDA may prove to be materially inaccurate, the unaudited financial results being subject to audit review and adjustments, the Company’s prior history of operating losses, the Company’s ability to adequately finance its business and seek alternative sources of financing, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect , and the possibility that development of new products will not be completed on the anticipated timeline or at all.

Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts

Investor Relations

Interpace Biosciences, Inc.

(855)-776-6419

Info@Interpace.com

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)		(unaudited)

Revenue, net	$9,131	$9,232	$18,163	$20,747
Cost of revenue	3,478	3,956	6,606	8,101
Gross Profit	5,653	5,276	11,557	12,646

Sales and marketing	2,207	2,910	4,384	5,723
Research and development	149	173	301	350
General and administrative	2,976	2,661	5,427	5,211
Total operating expenses	5,332	5,744	10,112	11,284

Operating income (loss)	321	(468)	1,445	1,362
Note payable interest expense	-	(49)	-	(127)
Other income (expense), net	9	(16)	18	4
Income (loss) from continuing operations before tax	330	(533)	1,463	1,239
Provision for income taxes	64	-	366	18
Income (loss) from continuing operations	266	(533)	1,097	1,221

Loss from discontinued operations, net of tax	(108)	(107)	(218)	(214)

Net income (loss)	$158	$(640)	879	1,007

Basic income (loss) per share of common stock:
From continuing operations	$0.01	$(0.12)	$0.04	$0.28
From discontinued operations	(0.00)	(0.02)	(0.01)	(0.05)
Net income (loss) per basic share of common stock	$0.01	$(0.14)	$0.04	$0.23

Diluted income (loss) per share of common stock:
From continuing operations	$0.01	$(0.12)	$0.04	$0.04
From discontinued operations	(0.00)	(0.02)	(0.01)	(0.01)
Net income (loss) per diluted share of common stock	$0.01	$(0.14)	$0.03	$0.04

Weighted average number of common shares and common share equivalents outstanding:
Basic	27,701	4,423	24,792	4,422
Diluted	27,713	4,423	27,245	27,697

Selected Balance Sheet Data

($ in thousands)

	June 30, 2026	December 31, 2025

Cash and cash equivalents	$2,688	$2,505

Total current assets	10,968	9,900
Total current liabilities	4,951	5,103

Total assets	34,549	33,838
Total liabilities	11,305	11,475
Total stockholders’ equity	23,244	22,363

Selected Cash Flow Data

($ in thousands)

	For the Six Months Ended June 30,
	2026	2025

Net income	$879	$1,007

Net cash provided by operating activities	$381	$1,755
Net cash used in investing activities	(198)	(201)
Net cash used in financing activities	-	(2,513)
Change in cash and cash equivalents	183	(959)
Cash and cash equivalents – beginning	2,505	1,461
Cash and cash equivalents – ending	$2,688	$502

Reconciliation of Pro Forma (Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30, 2025
		PancraGEN
	As Reported	Direct Costs*	Pro Forma

Revenue, net	$9,232	$875	$8,357
Cost of revenue	3,956	150	3,806
Gross Profit	5,276	725	4,551

Sales and marketing	2,910	498	2,412
Research and development	173	30	143
General and administrative	2,661	55	2,606
Total operating expenses	5,744	583	5,161

Operating (loss) income	(468)	142	(610)

Note payable interest	(49)	-	(49)
Other (expense) income, net	(16)	-	(16)
(Loss) income from continuing operations before tax	(533)	142	(675)
Provision for income taxes	-	-	-
(Loss) income from continuing operations	(533)	142	(675)

Loss from discontinued operations, net of tax	(107)	-	(107)

Net (loss) income	$(640)	$142	$(782)

Basic income (loss) per share of common stock:
From continuing operations	$(0.12)	$0.03	$(0.15)
From discontinued operations	(0.02)	-	(0.02)
Net income (loss) per basic share of common stock	$(0.14)	$0.03	$(0.18)

Diluted income (loss) per share of common stock:
From continuing operations	$(0.12)	$0.03	$(0.15)
From discontinued operations	(0.02)	-	(0.02)
Net income (loss) per diluted share of common stock	$(0.14)	$0.03	$(0.18)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,423	4,423	4,423
Diluted	4,423	4,423	4,423

Reconciliation of Pro Forma (Unaudited)

(in thousands, except per share data)

	Six Months Ended June 30, 2025
		PancraGEN
	As Reported	Direct Costs*	Pro Forma

Revenue, net	$20,747	$4,469	$16,278
Cost of revenue	8,101	1,085	7,016
Gross Profit	12,646	3,384	9,262

Sales and marketing	5,723	1,623	4,100
Research and development	350	100	250
General and administrative	5,211	193	5,018
Total operating expenses	11,284	1,916	9,368

Operating income (loss)	1,362	1,468	(106)

Note payable interest	(127)	-	(127)
Other income (expense), net	4	-	4
Income (loss) from continuing operations before tax	1,239	1,468	(229)
Provision for income taxes	18	-	18
Income (loss) from continuing operations	1,221	1,468	(247)

Loss from discontinued operations, net of tax	(214)	-	(214)

Net income (loss)	$1,007	$1,468	$(461)

Basic income (loss) per share of common stock:
From continuing operations	$0.28	$0.33	$(0.06)
From discontinued operations	(0.05)	-	(0.05)
Net income (loss) per basic share of common stock	$0.23	$0.33	$(0.10)

Diluted income (loss) per share of common stock:
From continuing operations	$0.04	$0.05	$(0.01)
From discontinued operations	(0.01)	-	(0.01)
Net income (loss) per diluted share of common stock	$0.04	$0.05	$(0.02)

Weighted average number of common shares and common share equivalents outstanding:
Basic	4,422	4,422	4,422
Diluted	27,697	27,697	27,697

* PancraGEN Direct Costs represent only direct costs associated with the operations of PancraGEN testing, with no allocations or estimates of corporate, shared, or overhead expenses included.

Reconciliation of Adjusted EBITDA (Unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income (loss) from continuing operations (GAAP Basis)	$266	$(533)	$1,097	$1,221
Depreciation and amortization	127	101	245	196
Stock-based compensation	4	9	8	24
Severance & related expense	-	524	-	692
Asset impairment - lab supplies	-	198	-	198
Lab supplies write-off	217	-	217	-
Income tax expense	64	-	366	18
Non-recurring legal expense	65	-	380	-
Note payable interest	-	49	-	127
Other income/expense, net	(9)	10	(18)	14
Change in fair value of note payable	-	7	-	(18)
Adjusted EBITDA	$734	$365	$2,295	$2,472

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, we have provided certain non-GAAP financial measures to help evaluate the results of our performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing our ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock-based compensation, severance expense, asset impairment-lab supplies, non-recurring legal expenses, interest and taxes, and other non-cash expenses including change in fair values of notes payable. The table above includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.